Exhibit 99.1

Renovacor Reports First Quarter 2022 Financial Results and Provides Corporate Update

REN-001 advancing toward IND submission in the second half of 2022 with the initiation of a Phase I/II clinical trial in BAG3-DCM expected thereafter

Strengthened executive team with appointment of Fred Driscoll as CFO

CAMBRIDGE, Mass. – May 12, 2022 – Renovacor, Inc. (NYSE: RCOR), a biotechnology company focused on delivering innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and mechanistically-related diseases, today reported financial results for the first quarter of 2022 and provided a corporate update.

“Our first quarter progress was highlighted by REN-001’s continued advancement towards the clinic and by the addition of industry veteran Fred Driscoll as CFO to our executive team,” said Magdalene Cook, M.D., Chief Executive Officer of Renovacor. “Preclinical studies have demonstrated REN-001’s potential to address the underlying cause of BAG3-DCM and provided important learnings that are informing our planned IND package. We intend to present additional results from these studies later this year, prior to the planned IND application submission in the second half, which is expected to enable the subsequent initiation of a Phase I/II clinical trial in BAG3-DCM patients, bringing us closer to our goal of transforming the treatment paradigm for this devastating disease.”

First Quarter 2022 and Recent Highlights

•
Continued progress in REN-001 IND-enabling studies with an IND submission planned for the second half of 2022: Renovacor expects this planned IND submission to enable the subsequent initiation of a Phase I/II clinical trial in BAG3-associated dilated cardiomyopathy (BAG3-DCM) patients.

•
Strengthened Executive Team with the Appointment of Fred Driscoll as Chief Financial Officer (CFO): Mr. Driscoll joined Renovacor with over 25 years of executive experience in the biotech industry. Most recently, he served as CFO of Flexion Therapeutics, where he led the company through a successful $75 million initial public offering in 2014 and was a member of the mergers and acquisitions team that executed the 2021 sale of the company to Pacira BioSciences for up to $1 billion in enterprise value.

•
Opened New Company Headquarters in Cambridge, Massachusetts: New space supports company’s growth and provides access to strong regional talent pool.

First Quarter 2022 Financial Results

Net income for the three months ended March 31, 2022 was $6.6 million, compared to net loss of $1.7 million for the same period in 2021. Excluding non-cash gains totaling $15.4 million for the three months ended March 31, 2022 related to the change in fair value of our warrant and share earnout liabilities, net loss was $8.8 million, or $0.51 per basic and diluted share, compared to a net loss of $0.27 per basic and diluted share for the same period in 2021.

Research and development expenses were $5.9 million for the three months ended March 31, 2022, compared to $1.2 million for the same period in 2021.

General and administrative expenses were $2.9 million for the three months ended March 31, 2022, compared to $0.5 million for the same period in 2021.

Cash and cash equivalents as of March 31, 2022, totaled $70.1 million which, based on current projections, Renovacor believes will be sufficient to fund its operating expenses and capital expenditures requirements into the second half of 2023.

About Renovacor

Renovacor is a biotechnology company focused on delivering innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and mechanistically-related diseases. The company’s lead program in BAG3-associated dilated cardiomyopathy (DCM) uses gene transfer technology to address the monogenic cause of this severe form of heart failure. Renovacor’s vision is to bring life-changing therapies to patients living with serious genetic cardiovascular and related diseases, by developing medicines that target the underlying cause of disease and provide a transformative benefit and significant improvement to quality of life.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated development of Renovacor’s product candidates, clinical development timelines and financial outlook. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based upon current estimates and assumptions of the Company and its management and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this presentation. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, the ability of the company to grow and manage growth, maintain relationships with customers and suppliers and retain its management and key employees; the Company's ability to successfully advance its current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products; the ability of the Company to defend its intellectual property; the impact of the COVID-19 pandemic on the Company’s business, supply chain and labor force; and the risks and uncertainties described in the “Risk Factors” section of the Company's annual and quarterly and reports filed the Securities Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Renovacor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Renovacor gives no assurance that it will achieve its expectations.

Investors:

Brooks Rahmer

Renovacor, Inc.

610-424-2627

ir@renovacor.com

Media:

Patrick Bursey

LifeSci Communications

646-970-4688

pbursey@lifescicomms.com

Renovacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Operating expenses:
Research and development	$5,930	$1,155
General and administrative	2,925	526
Loss from operations	(8,855)	(1,681)
Other income (expense):
Change in fair value of warrant liability	7,280	—
Change in fair value of share earnout liability	8,166	—
Other income (expense), net	3	—
Net income (loss)	$6,594	$(1,681)

Net income (loss) per share
— Basic	$0.37	$(0.27)
— Diluted	$0.36	$(0.27)
Weighted-average number of common shares used in computing net income (loss) per share
— Basic	17,471,266	6,274,566
— Diluted	17,628,835	6,274,566

Renovacor, Inc.
Condensed Consolidated Balance Sheet Data
(In thousands)

	March 31,	December 31,
	2022	2021
Cash and cash equivalents	$70,084	$78,790
Other assets	2,027	2,209
Total assets	$72,111	$80,999

Total liabilities	$11,372	$27,455
Total stockholders’ equity	60,739	53,544
Total liabilities and stockholders’ equity	$72,111	$80,999